UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of AAR CORP. (the “Company”) held on October 7, 2020, the stockholders of the Company approved amendments to the AAR CORP. 2013 Stock Plan, as amended and restated effective July 13, 2020 (the “Plan”). The Board of Directors (“Board”) of the Company had previously approved the amendments. Among other things, the amendments (i) increased by 2,100,000 the number of shares of the Company’s common stock that is available for issuance under the Plan and (ii) extended the term of Plan by five years, to October 9, 2028.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2020, the Company held its 2020 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 33,085,965 shares of common stock, par value $1.00 per share, or 93.71% of the 35,303,461 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, as such matters are more fully described in the Company’s proxy statement filed on August 28, 2020, and the final voting results on each such matter.

Proposal 1:      Election of Directors.

The stockholders elected each of the Company’s four Class III director nominees for a three-year term expiring at the 2023 annual meeting, as reflected in the following voting results:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
H. JOHN GILBERTSON, JR.	27,100,492	2,979,091	21,955	2,984,427
ROBERT F. LEDUC	29,912,065	166,609	22,864	2,984,427
DUNCAN J. MCNABB	25,509,743	4,569,766	22,029	2,984,427
PETER PACE	26,788,209	3,290,164	23,165	2,984,427

The continuing directors of the Company are Anthony K. Anderson, Michael R. Boyce, James E. Goodwin, John M. Holmes, David P. Storch, Jennifer L. Vogel and Marc J. Walfish. As a result of the retirement of two former directors, following the Annual Meeting the size of the Board was reduced to 11 directors.

Proposal 2:       Advisory Resolution to Approve our Fiscal 2020 Executive Compensation.

The stockholders approved the Advisory Resolution to approve our Fiscal 2020 Executive Compensation, as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
29,171,825	893,467	36,246	2,984,427

Proposal 3:      Approval of Amendments to the AAR CORP. 2013 Stock Plan.

The stockholders approved the amendments to the AAR CORP. 2013 Stock Plan (as amended and restated effective July 13, 2020), as reflected in the following voting results:

For	Against	Abstain	Broker Non-Votes
28,508,375	1,561,333	31,830	2,984,427

Proposal 4:       Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2021, as reflected in the following voting results:

For	Against	Abstain
32,433,299	581,116	71,550

Item 9.01.                     Financial Statements and Exhibits.

(d)                     Exhibits

Management compensatory arrangements have been marked with an asterisk (*) on the Exhibit No. contained below.

Exhibit No.	Description

10.1*	AAR CORP. 2013 Stock Plan (as Amended and Restated Effective July 13, 2020) (incorporated by reference to Appendix C to the Registrant’s Proxy Statement dated August 28, 2020).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     October 8, 2020

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Vice President, General Counsel and Secretary

5